Exhibit 99.1

Media /Sales Contact:

Hanna Wagari

VP – Sales & Marketing

Cardium Therapeutics, Inc.

Tel: (858) 436-1042

Email: hwagari@cardiumthx.com

CARDIUM ANNOUNCES LAUNCH OF NEW MEDPODIUM NEO-CHILL NUTRA-APP®

AT NACDS MARKETPLACE 2012

MedPodium Sponsors Magnolia Howell in Quest to Compete

at the 2012 London Summer Olympics

SAN DIEGO, CA – June 19, 2012 – Cardium Therapeutics (NYSE MKT: CXM) today announced that the Company will introduce its new MedPodium Neo-Chill Nutra-App® at the National Association of Chain Drug Stores (NACDS) Marketplace 2012. MedPodium’s Neo-Chill Nutra-App® contains 200 mg Suntheanine®, a 100% pure L-theanine amino acid also found in green tea, which clinical studies have shown to promote an alert state of relaxation without drowsiness and to promote mental clarity and focus.*

The Company will be exhibiting its MedPodium Nutra-Apps product line at the NACDS Marketplace (Booth 967) being held June 23 – 26, 2012 in Denver, Colorado. The meeting is expected to be attended by approximately 230 retail companies, representing more than 145,000 food, drug, mass and specialty retail suppliers with $500 billion in annual buying power. The Company will also be participating in the NACDS “Meet the Market” appointment program, which pairs suppliers and manufacturers with retailers for personalized one-on-one meetings.

Cardium also announced MedPodium’s sponsorship of Magnolia Howell, a member of Trinidad & Tobago’s national track team who is qualifying this week to compete at the 2012 Summer Olympics being held in London. Magnolia graduated with a B.A. in Journalism and an International Business Certificate from Cal State Long Beach in 2007. While at Cal State, she became one of the top sprinters in her Conference and achieved a 4x100 school record. She then became a member of and was sponsored by the VS Athletic Club; she also was part of the team that won the USA Track & Field (USATF) Club Championship. To read a recent interview with Magnolia and to learn how MedPodium Nutra-Apps assist in her training regime, please visit http://www.medpodium.com/index.php/Magnolia-Howell.

“Our MedPodium Nutra-Apps small capsule-based formulation allows for convenient pocket-sized packaging and is competitively priced for today’s performance-seeking and price-conscious millennial consumers. We look forward to the launch of the new Neo-Chill™ product and our other MedPodium Nutra-Apps at the NACDS Marketplace conference this week. The Marketplace provides us with the opportunity for personalized meetings with key food, drug, mass and specialty retail buyers,” stated Christopher J. Reinhard, Cardium’s Chairman and Chief Executive Officer.

Reinhard added, “We are also pleased to announce our sponsorship of Magnolia Howell and wish her the best of luck on June 24th and 25th during Trinidad’s National Open Championships to qualify and compete with her team at the 2012 Summer Olympics in London.”

About MedPodium Nutra-Apps®

MedPodium Nutra-Apps are small pharmaceutically-sealed, tasteless, easy-use capsules in pocket-sized packaging that are designed to address the unique needs of today’s millennial consumers. Nutra-Apps provide premium science-based ingredients that have been characterized scientifically and shown to support an active lifestyle by enhancing energy, weight management, and relaxation*. Nutra-Apps come in simple, “one-and-done” servings and are designed to fit comfortably in a pocket or purse for use anytime, anywhere. For more information about MedPodium Nutra-Apps, please visit www.medpodium.com.

About Cardium

Cardium is a health sciences and regenerative medicine company focused on the acquisition and strategic development of new and innovative bio-medical product opportunities and businesses with the potential to address significant unmet medical needs that have definable pathways to commercialization, partnering and other economic monetizations. Cardium’s current medical opportunities portfolio, which is focused on health sciences and regenerative medicine, includes the Tissue Repair Company, Cardium Biologics, and the Company’s in-house MedPodium Health Sciences healthy lifestyle product platform. The Company’s lead commercial product Excellagen® topical gel for wound care management, has recently received FDA clearance for marketing and sale in the United States. Cardium’s lead clinical development product candidate Generx® is a DNA-based angiogenic biologic intended for the treatment of patients with myocardial ischemia due to coronary artery disease. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. In July 2009, Cardium completed the sale of its InnerCool Therapies medical device business to Royal Philips Electronics, the first asset monetization from the Company’s biomedical investment portfolio. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations, which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that Neo-Chill™, Neo-Energy®, Neo-Carb Bloc® or other Nutra-Apps® can be effectively commercialized; that the MedPodium product line can be successfully broadened to include additional healthy lifestyle opportunities and that these products will be commercially successful or will effectively enhance our businesses or their market value; that results or trends observed in clinical studies or other observations will be reproduced in subsequent studies or in broader use; that our products or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive; that the Food and Drug Administration, the Federal Trade Commission or other regulatory agencies will not introduce additional or more restrictive regulations covering naturally-derived products such as those in our MedPodium product line; that our in-house or external product commercialization efforts will be successful or will effectively enhance our businesses or their market value; that our co-development and strategic licensing arrangements will successfully and in a timely manner lead to the development, formulation, manufacture and licensing of products for Cardium’s MedPodium healthy lifestyle line; or that these or any other third parties on whom we depend will perform as anticipated.

Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development of complex biologics and in the conduct of human clinical trials, including the timing, costs and outcomes of such trials, our ability to obtain necessary funding, regulatory approvals and expected qualifications, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

*	Note: These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.

Copyright 2012 Cardium Therapeutics, Inc. All rights reserved.

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Cardium Therapeutics™, Generx®, Cardionovo™, Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen®, Excellarate™, Osteorate™, MedPodium®, Appexium®, Linée®, Alena™, Cerex®, D-Sorb™, Neo-Energy®, Neo-Carb Bloc®, Neo-Chill™, and Nutra-Apps® are trademarks of Cardium Therapeutics, Inc. or Tissue Repair Company.

Suntheanine® is a trademark of Taiyo, International, Inc.

(Other trademarks belong to their respective owners)